Exhibit 99

Form 4 Joint Filer Information

Name:	Mark Lappe

Address:	11622 El Camino Real, Suite 100 San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Repros Therapeutics Inc. (RPRX)

Date of Event Requiring Statement:	3/14/2008

Signature	s/ Mark Lappe

Name:	Jon Faiz Kayyem

Address:	11622 El Camino Real, Suite 100 San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Repros Therapeutics Inc. (RPRX)

Date of Event Requiring Statement:	3/14/2008

Signature	s/ Jon Faiz Kayyem

Name:	Efficacy Capital Ltd.

Address:	11622 El Camino Real, Suite 100 San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Repros Therapeutics Inc. (RPRX)

Date of Event Requiring Statement:	3/14/2008

Signature	Efficacy Capital Ltd.

	By:	s/ Mark Lappe
Managing Partner

Name:	Efficacy Biotech Fund L.P.

Address:	11622 El Camino Real, Suite 100 San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Repros Therapeutics Inc. (RPRX)

Date of Event Requiring Statement:	3/14/2008

Signature	Efficacy Capital Ltd., Investment Manager

	By:	s/ Mark Lappe
Managing Partner

Name:	Efficacy Biotech Fund Limited

Address:	11622 El Camino Real, Suite 100 San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Repros Therapeutics Inc. (RPRX)

Date of Event Requiring Statement:	3/14/2008

Signature	Efficacy Capital Ltd., Investment Manager

	By:	s/ Mark Lappe
Managing Partner

Name:	Efficacy Biotech Master Fund Ltd.

Address:	11622 El Camino Real, Suite 100 San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Repros Therapeutics Inc. (RPRX)

Date of Event Requiring Statement:	3/14/2008

Signature	Efficacy Capital Ltd., Investment Manager

	By:	s/ Mark Lappe
Managing Partner